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                                                                   EXHIBIT 10(c)


                               LETTER OF AGREEMENT



This agreement is made on April 6, 2001 between TECHNOLOGY VENTURES GROUP, INC. and it's successors, located at 12400 S.W 134th Court, Suite 11, Miami, Florida 33186 and NELSON FUTCH.

The purpose of the agreement is to define the functions to be performed and payment of certain expenses during the life of the agreement.

Both parties agree that the current financial resources of the company cannot support traditional salaries for services and therefore both parties agree to the acceptance of $100 per month expense allowance in lieu of salary until such time as both parties agree to change the amount and the payment schedule. Normal benefits provided by the company such as vacation, sick leave and other benefits defined by the companies' personnel policies will be made available to Mr. Futch.

This agreement is from month to month commencing on April 1st, 2001 and can be modified at the beginning of any succeeding month.

Mr. Futch will assume the title and responsibilities of Vice President and will perform such duties as assigned by the President of the company.

Consistent with the company and the board policy of providing Director and Officer (D & O) insurance, Mr. Futch will be provided full coverage under the D & O policy.

This agreement can be terminated by either party with 30 days written notice to the addresses provided under the acknowledgement signatures.

Technology Ventures Group, Inc.             Nelson Futch
12400 S.W 134th Court, Ste #11              6245 Woodbury Road
Miami, Florida 33186                        Boca Raton, Florida 33433

Signed: /s/ MCIVAN A. JARRETT               Signed:  /s/ NELSON FUTCH
        ---------------------                        ----------------

Date:  April 6, 2001                        Date:  April 6, 2001